Exhibit 99.4

Donald J. Campbell (NV Bar No. 1216)		W. West Allen (NV Bar No. 5566)
J. Colby Williams (NV Bar No. 5549)		LEWIS AND ROCA, LLP
CAMPBELL & WILLIAMS		3993 Howard Hughes Parkway,
Attorneys at Law		Suite 600
700 South Seventh Street		Las Vegas, NV 89109
Las Vegas, NV 89101		Tel.:	(702) 949-8200
Tel.: (702) 382-5222		Fax:	(702) 949-8398
Fax: (702) 382-0540

Joseph R. Re (CA Bar No. 134,479)		Donald J. Mizerk
Jon W. Gurka (CA Bar No. 187,694)		Kimball R. Anderson
Irfan A. Lateef (CA Bar No. 204,004)		WINSTON & STRAWN, LLP
KNOBBE, MARTENS, OLSON & BEAR, LLP		35 West Wacker Drive
2040 Main Street, Fourteenth Floor		Chicago, IL 60601-9703
Irvine, CA 92614		Tel.:	(312) 558-5600
Tel.:	(949) 760-0404	Fax:	(312) 558-5700
Fax:	(949) 760-9502
Attorneys for Defendants,
Attorneys for Plaintiff,		VendingData Corporation,
Shuffle Master, Inc.		Casinovations, Inc. and
Casinovations Sales Incorporated

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEVADA

SHUFFLE MASTER, INC., a Nevada	)	Civil Action No.
corporation,	)	CV-S-02-0438-JCM-PAL
)
Plaintiff,	)	STIPULATED DISMISSAL
	)	PURSUANT TO
v.	)	FED. R. CIV. P. 41(a)
)
VENDINGDATA CORPORATION, a	)	The Honorable James C. Mahan
Nevada corporation; CASINOVATIONS,	)
INC., a Nevada corporation; and	)
CASINOVATIONS SALES	)
INCORPORATED, a Nevada corporation,	)
)
Defendants.	)
)
AND RELATED CLAIMS	)

Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, it is hereby stipulated by and between Plaintiff Shuffle Master, Inc. (“Shuffle Master”) and Defendants VendingData Corporation, Casinovations, Inc. and Casinovations Sales Incorporated (collectively, “VendingData”), through their respective counsel of record and subject to the approval of the Court, that:

1.             The above-captioned action, including all causes of action and all counterclaims, shall be dismissed with prejudice in its entirety;

2.             The parties shall bear their own costs and expenses, including attorney fees;

3.             The parties consent to have the Court retain jurisdiction to enforce the Settlement Agreement entered into between the parties.

CAMPBELL & WILLIAMS	WINSTON & STRAWN, LLP
Dated:	Dated:

Donald J. Campbell (NV Bar No. 1216)	Donald J. Mizerk
J. Colby Williams (NV Bar No. 5549)	Kimball R. Anderson
700 South Seventh Street	35 West Wacker Drive
Las Vegas, NV 89101	Chicago, IL 60601-9703

-and-	-and-

Joseph R. Re (CA Bar No. 134,479)	W. West Allen
Jon W. Gurka (CA Bar No. 187,694)	LEWIS AND ROCA, LLP
Irfan A. Lateef (CA Bar No. 204,004)	3993 Howard Hughes Parkway
KNOBBE MARTENS OLSON	Suite 600
& BEAR, LLP	Las Vegas, NV 89101
2040 Main Street, Fourteenth Floor
Irvine, CA 92614	Attorneys for Defendants,
VendingData Corporation,
Attorneys for Plaintiff	Casinovations, Inc. and
Shuffle Master, Inc.	Casinovations Sales Incorporated

IT IS SO ORDERED.

Dated:
JAMES C. MAHAN
United States District Judge

CERTIFICATE OF SERVICE BY MAIL

I hereby certify that on the * day of *, 2005, the foregoing * was served by depositing a true and correct copy in the United States Mail, at Irvine, California, postage prepaid, addressed to the parties as follows:

W. West Allen
LEWIS & ROCA, LLP
3993 Howard Hughes Parkway
Suite 600
Las Vegas, Nevada 89109
Facsimile: (702) 949-8398

An Employee of CAMPBELL & WILLIAMS